                                                                   EXHIBIT 10.37

[MPT LOGO]

          MEDICAL PROPERTIES TRUST

February 28, 2005

Prem Reddy, M.D., Chairman
Mr. Lex Reddy, President & CEO
Desert Valley Health System, Inc.
16850 Bear Valley Road
Victorville, CA 93292

         RE: COMMITMENT LETTER FOR EXPANSION FUNDING FOR VICTORVILLE, CALIFORNIA HOSPITAL FACILITY

Dear Sirs:


MPT Operating Partnership, L.P. and MPT of Victorville, LLC, (collectively, "MPT"), are pleased to extend a commitment to Desert Valley Hospital, Inc., ("DESERT VALLEY" also sometimes referred to herein as "LESSEE") respecting the financing of certain improvements to and expansions (the "Expansion") of certain real estate and improvements (the "Real Estate") in Victorville, California, which Real Estate is subject to a lease agreement of even date herewith (the "Lease"). MPT's commitment to provide all or any portion of the Commitment Amount (as hereinafter defined) for the purpose of financing for the Expansion (the "Financing") shall be contingent upon and subject to: (i) the approval of the Financing by the Board of Directors of Medical Properties Trust, Inc.: (ii) MPT being satisfied with all aspects of the proposed Expansion as provided in the Development Agreement (as herein defined): and
(iii) such other conditions as are described herein or as are customary in similar transactions.

                                    ARTICLE I

                                  BASIC TERMS

SECTION 1.1 BASIC TRANSACTION: Subject to the conditions set forth herein. MPT hereby commits to fund, and DESERT VALLEY hereby commits to draw and use, up to Twenty Million Dollars ($20,000,000) (the "Commitment Amount"), for the purpose of financing the costs and expenses of the Expansion. The Expansion shall be treated as a Capital Addition under the Lease in accordance with the terms set forth in Section 10.3(b) through Section 10.3(d) of the Lease. DESERT VALLEY agrees that, subject to the MPT terms hereof, MPT shall be the exclusive source of financing for the Expansion.

SECTION 1.2 COMMENCEMENT DATE: MPT and DESERT VALLEY agree that, subject to the conditions set forth herein. MPT shall begin funding, and DESERT VALLEY shall begin drawing upon, the Commitment Amount within twelve (12) months after the date hereof (the "Development Period") in accordance with the disbursement schedule to be provided in a definitive development agreement approved by MPT (the "Development Agreement"). Accordingly, DESERT VALLEY shall use its best efforts to propose a form of Development Agreement for the Expansion no later than thirty (30) days prior to the expiration of the Development Period.

                                   ARTICLE II

                            ADDITIONAL REQUIREMENTS

SECTION 2.1 NON-REFUNDABLE COMMITMENT FEE: Upon receipt and approval of the Development Agreement, DESERT VALLEY shall pay MPT a commitment fee in cash equal to One-Half of One Percent (.5%) of the maximum Commitment Amount (the "Commitment Fee"); provided, however, that the Commitment Fee shall be adjusted, following full and final funding of the Expansion, to equal One-Half of One Percent (.5%) of the actual amount funded (the "Adjusted Commitment Fee"). Except for any adjustments to the Commitment Fee that may result from funding less than the maximum Commitment Amount, the Commitment Fee shall be non-refundable. In the event that DESERT VALLEY fails to provide a Development Agreement to MPT prior to the expiration of the Development Period, MPT shall have no further liability or obligation to provide the Financing.

SECTION 2.2 EXPENSES: DESERT VALLEY shall reimburse MPT for all of its costs and expenses in connection with the Financing.

SECTION 2.3 SIGNS: MPT shall have the right to erect a sign at the Facility, approved by DESERT VALLEY, which such approval shall not be unreasonably withheld, stating that the Real Estate is owned, and that the Expansion is being financed, by MPT.

                                   ARTICLE III

                               GENERAL CONDITIONS

SECTION 3.1 ENTIRE AGREEMENT, MODIFICATIONS, AND AMENDMENTS: This Commitment Letter contains the entire agreement of LESSEE and MPT with respect to the Financing and supersedes any prior or contemporaneous understanding or commitment. MPT has made no representations to LESSEE relating to the Financing that are not set forth in this Commitment Letter. No changes in this Commitment Letter shall be binding unless in writing and executed by the party against whom enforcement of the change is sought.

SECTION 3.2 TIME: Time is of the essence with respect to all dates and periods of time set forth in this Commitment Letter.

SECTION 3.3 ACCEPTANCE OF COMMITMENT: Upon return by LESSEE of a fully-executed copy of this Commitment Letter, this Commitment Letter will constitute an agreement of the parties to the terms and conditions set forth above.

SECTION 3.4 PRIOR COMMITMENT LETTERS SUPERSEDED: This Commitment Letter supersedes and cancels all prior oral and written commitments made by and between MPT and LESSEE with respect to the Expansion and/or the Financing.

SECTION 3.5 MPT SECURITIES OFFERING: Notwithstanding any other agreement of the parties, in connection with public offering or private placement of its securities or any third-party financing, MPT may disclose that it has entered into this Commitment Letter with DESERT VALLEY and may provide other information regarding DESERT VALLEY, the Real Estate, the Expansion; and the Financing to its current or proposed investors in such public offering or private offering of its securities and to any third-party lender.

Section 3.6 ASSIGNMENT: This Commitment Letter, and all rights of the parties hereunder, shall not be assigned by any party without the prior written approval of the other parties; provided, however, that any party may assign its rights and obligations hereunder to any entity controlling, controlled by, or under common control with the other. No such assignment, however, shall relieve any party of any liability hereunder.

Section 3.7 GOVERNING LAW: This Commitment Letter shall be governed by the laws of the State of Alabama.

Please indicate acceptance of the terms and conditions set forth in this Commitment Letter by signing a copy of this Commitment Letter below. This Commitment Letter may be executed in any number of counterparts, each of which so executed shall be deemed an original, but all such counterparts shall together constitute but one and the same agreement.

                        Sincerely,

                        MPT OPERATING PARTNERSHIP, L.P.



                        By: /s/ Emmett E. McLean
                            ----------------------------------------------------
                            Emmett E. McLean
                            Executive Vice President and Chief Operating Officer

                        MPT OF VICTORVILLE, LLC,
                        BY MPT OPERATING PARTNERSHIP, L.P.
                        ITS SOLE MEMBER



                        By: /s/ Emmett E. McLean
                            ----------------------------------------------------
                            Emmett E. McLean
                            Executive Vice President and Chief Operating Officer


                        Accepted and Agreed to this 28th day of February, 2005:



                        DESERT VALLEY HOSPITAL, INC.



                        By: /s/ Lex Reddy
                            --------------------------
                        Its: President